UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 27, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Roper Technologies, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders on May 27, 2016 in Sarasota, Florida. A brief description of each of the proposals submitted to the shareholders and the votes cast are set forth below. Each director nominee was elected and all of the proposals passed.

Proposal 1:  Election of nine directors.

Each of the directors identified below was elected at the 2016 Annual Meeting of Shareholders for a one-year term expiring at the 2017 Annual Meeting of Shareholders.

	For	Withheld / Abstain	Broker Non-Votes
Amy Woods Brinkle	91,207,102	170,634	2,616,707
John F. Fort III	89,882,305	1,495,431	2,616,707
Brian D. Jellison	87,425,066	3,952,670	2,616,707
Robert D. Johnson	90,396,588	981,148	2,616,707
Robert E. Knowling, Jr.	91,040,117	337,619	2,616,707
Wilbur J. Prezzano	90,104,606	1,273,130	2,616,707
Laura G. Thatche	91,157,572	220,164	2,616,707
Robert F. Wallman	80,996,208	10,381,528	2,616,707
Christopher Wright	89,994,592	1,383,144	2,616,707

Proposal 2: A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,565,306	3,559,948	252,482	2,616,707

Proposal 3: Ratification of appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,104,620	868,991	20,832	0

Proposal 4: Approval of the Roper Technologies, Inc. 2016 Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,690,746	11,553,889	133,101	2,616,707

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.
(Registrant)

Date: June 2, 2016	By:	/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary